Exhibit 10.13
Aruba Networks, Inc.
Outside Director Compensation Policy
(Effective as of February 24, 2011)
          Aruba Networks, Inc. (the “Company”) believes that compensation of its Directors, including granting equity compensation, represents a powerful tool to attract, retain and reward Directors who are not Employees of the Company (“Outside Directors”) and to align the interests of our Outside Directors with those of our stockholders. This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding grants of equity compensation to its Outside Directors.
Equity Compensation
1.	Definitions.
(a)	General. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such terms in the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).

(b)	Additional Definitions. As used herein, the following definitions will apply:
i.	“Audit Committee” means the Audit Committee of the Board.

ii.	“Compensation Committee” means the Compensation Committee of the Board.

iii.	“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board.

iv.	“Value” means (i) with respect to any Restricted Stock Units pursuant to any Award granted pursuant to this Policy, the product of (A) the Fair Market Value of one Share on the grant date of such Award and (B) the aggregate number of Restricted Stock Units pursuant to such Award, and (ii) with respect to any Option granted pursuant to an Award granted pursuant to this Policy, the value of such Option, determined by using the Black-Scholes option valuation methodology, on the grant date of such Award.
2.	Board Service.
(a)	General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the 2007 Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Sections 2(d) through 2(h) of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b)	Type of Option. Options granted pursuant to this Policy will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the 2007 Plan.

(c)	No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Section 2(k) below and Section 15 of the 2007 Plan).

(d)	Initial Award. Each person who first becomes an Outside Director following February 24, 2011 will be automatically granted (i) an Option to purchase 50,000 Shares (the “Initial Option Award”) and (ii) 10,000 Restricted Stock Units (the “Initial RSU Award” and, together with the Initial Option Award, the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.

(e)	Annual Award. Each Outside Director will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $230,000 (an “Annual Award”) on each date of the annual meeting of the stockholders of the Company beginning in 2011, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(f)	Committee Chair Awards. On each date of the annual meeting of the stockholders of the Company beginning in 2011, (i) any Outside Director who is then serving as Chairman of the Audit Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $20,000, (ii) any Outside Director who is then serving as Chairman of the Compensation Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $12,000, (iii) any Outside Director who is then serving as Chairman of the Corporate Governance and Nominating Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $6,000, and (iv) any Outside Director who is then serving as Chairman of any standing committee of the Board (other than the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee) will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $6,000. An Outside Director shall be entitled to more than one Award pursuant to this Section 2(f) (a “Committee Chair Award”) to the extent that on the date of any applicable annual meeting of the stockholders of the Company, he or she is the Chairman of more than one standing committee of the Board. Each Committee Chair Award granted pursuant to this Section 2(f) shall be in addition to any other Award(s) to which the Outside Director may be entitled under any other section of this Policy.

(g)	Committee Member Award. On each date of the annual meeting of the stockholders of the Company beginning in 2011, (i) any Outside Director who is then serving as a non-Chairman member of the Audit Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $10,000, (ii) any Outside Director who is then serving as a non-Chairman member of the Compensation Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $8,000, (iii) any Outside Director who is then serving as a non-Chairman member of the Corporate Governance and Nominating Committee will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $6,000, and (iv) any Outside Director who is then serving as a non-Chairman member of any standing committee of the Board (other than the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee) will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $6,000.

An Outside Director shall be entitled to more than one Award pursuant to this Section 2(g) (a “Committee Member Award”) to the extent that on the date of any applicable annual meeting of the stockholders of the Company, he or she is a non-Chairman member of more than one standing committee of the Board. Each Committee Member Award granted pursuant to this Section 2(g) shall be in addition to any other Award(s) to which the Outside Director may be entitled under any other section of this Policy.

(h)	Lead Independent Director Award. On each date of the annual meeting of the stockholders of the Company beginning in 2011, any Outside Director who is then serving as Lead Independent Director will be automatically granted an Option and/or Restricted Stock Units, as determined under Section 2(i), with an aggregate Value of $10,000. Each Award granted pursuant to this Section 2(h) (a “Lead Independent Director Award”) shall be in addition to any other Award(s) to which the Outside Director may be entitled under any other section of this Policy.

(i)	Number of Option Shares and Restricted Stock Units for Value-Based Director Awards. The number of Shares subject to Options and/or number of Restricted Stock Units pursuant to any Annual Award, any Committee Chair Award, any Committee Member Award and any Lead Independent Director Award (each, a “Value-Based Director Award”) shall be determined such that:
i.	40% of the aggregate Value of the applicable Value-Based Director Award will be granted in the form of Restricted Stock Units (a “40% Value RSU Award”); and

ii.	60% of the aggregate Value of the applicable Value-Based Director Award will be granted in the form of either Restricted Stock Units (a “60% Value RSU Award”) or an Option (a “60% Value Option Award”), at the election (or deemed election) of the applicable recipient Director as described below.
Any determination as to the Value of any Option and/or Restricted Stock Units pursuant to any Award granted in accordance with this Policy will be made by the Administrator in its sole discretion.

On or before the day immediately preceding the date of the annual meeting of the stockholders of the Company or such earlier deadline as may be established by the Administrator in its discretion (the “Submission Deadline”), an individual who will be granted any Value-Based Director Award on the date of such annual meeting may elect to receive 60% of the aggregate Value of such Value-Based Director Award in the form of either Restricted Stock Units or an Option, as provided above. Any such election must be submitted to the Secretary of the Company or his or her authorized designee in the form and manner specified by the Secretary or designee, and shall become irrevocable effective as of the applicable Submission Deadline. An individual who will be granted any Value-Based Director Award but fails to make such election with respect thereto on or prior to the applicable Submission Deadline shall automatically be deemed for purposes of this Section 2(i) to have elected to receive 60% of the aggregate Value of such Value-Based Director Award in the form of an Option instead of Restricted Stock Units. For the avoidance of doubt, if an individual will be granted two or more Value-Based Director Awards on the same day pursuant to this Policy but fails to make elections with respect to all of such Awards on or prior to the applicable Submission Deadline, such individual shall automatically be deemed for purposes of this Section 2(i) to have elected to receive a 60% Value Option Award, instead of a 60% Value RSU Award, for each such Award for which such individual failed to timely make an election.

(j)	Terms. Each Award granted pursuant to this Policy shall be governed by the terms of the 2007 Plan and be evidenced by an agreement in such form as the Administrator shall determine and the terms of each Award granted pursuant to this Policy will be as follows:
i.	The term of each Option granted in accordance with the Policy, including each Initial Option Award and each 60% Value Option Award, will be seven (7) years.

ii.	The exercise price per Share of each Option granted pursuant to this Policy, including each Initial Option Award and each 60% Value Option Award, will equal 100% of the Fair Market Value of one Share on the grant date for such Option.

iii.	Subject to Section 15 of the 2007 Plan, each Initial Option Award will vest and become exercisable as to 1/48th of the shares subject to the Initial Option Award on each monthly anniversary of the Initial Option Award grant date (or on the last day of the month, if there is no corresponding date), provided that the Participant continues to serve as a Director through each such date.

iv.	Subject to Section 15 of the 2007 Plan, each Initial RSU Award will vest in equal annual installments over a 4-year period from the Initial RSU Award vesting commencement date, provided that the Participant continues to serve as a Director through each such date.

v.	Subject to Section 15 of the 2007 Plan, each 40% Value RSU Award will vest in full in one installment at the end of a 1-year period from the 40% Value RSU Award vesting commencement date, provided that the Participant continues to serve as a Director through the end of such 1-year period; provided, however, that prior to the end of such 1-year period, upon the death of the Participant, the Disability of the Participant, the voluntary resignation of the Participant as a Director or the Company’s termination of the Participant’s status as a Director (other than for “Cause” as such term is defined in the applicable Award Agreement), such 40% Value RSU Award will automatically vest to the extent necessary such that the total number of Restricted Stock Units then vested under such 40% Value RSU Award equals the product (rounded upward to the nearest whole number) equal to (1) the total number of Restricted Stock Units subject to such 40% Value RSU Award and (2) a fraction, the numerator of which is the number of days after the vesting commencement date of such 40% Value RSU Award through and including the date of such death, Disability, resignation or termination, and the denominator of which is the total number of days in such 1-year period associated with such 40% Value RSU Award.

vi.	Subject to Section 15 of the 2007 Plan, each 60% Value RSU Award will vest in equal annual installments over a 4-year period from the 60% Value RSU Award vesting commencement date, provided that the Participant continues to serve as a Director through each such date.

vii.	Subject to Section 15 of the 2007 Plan, each 60% Value Option Award will vest and become exercisable as to 1/48th of the shares subject to the Value Option Award on each monthly anniversary of the Value Option Award grant date (or on the last day of the month, if there is no corresponding date), provided that the Participant continues to serve as a Director through each such date.

viii.	Vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Policy.
ix.	Each Award Agreement evidencing the grant of any Restricted Stock Units pursuant to this Policy shall provide the Participant with an automatic “sell to cover” election that complies with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, such that upon the vesting of all or any portion of such Restricted Stock Units, a portion of the total Shares received by the Participant upon such vesting will be automatically sold to pay the minimum income and any other applicable taxes required to be withheld with respect to such total Shares. The proceeds from such sale will be used to satisfy the Participant’s tax withholding obligations (and any associated broker or other fees) arising with respect to such total Shares and any proceeds from such sale in excess of the tax withholding obligation (and any associated broker or other fees) will be remitted to the Participant pursuant to such procedures as the Administrator in its discretion may specify from time to time. In order to make such election, a Participant will be required to make certain representations and warranties to the Company as the Administrator determines in its sole discretion are necessary or appropriate to comply with applicable securities laws.
(k)	Amendments. The Administrator in its discretion may change the number of Shares subject to Options and/or number of Restricted Stock Units (or cash payments in lieu thereof) pursuant to the Initial Awards, Annual Awards, Committee Chair Awards, Committee Member Awards and Lead Independent Director Awards.

Notwithstanding anything to the contrary contained in this Policy, with respect to any 40% Value RSU Award, the Compensation Committee in its sole discretion (if the Compensation Committee is the Administrator) or the Administrator at the direction of the Compensation Committee in its sole discretion (if the Compensation Committee is not the Administrator), may, on the date of grant for such 40% Value RSU Award, substitute cash for all of the Restricted Stock Units pursuant to such 40% Value RSU Award, such that such 40% Value RSU Award consists of only cash. Any such substitution will be made at the rate of an amount of cash equal to the Fair Market Value of one Share, on the applicable grant date, for one Restricted Stock Unit. For the avoidance of doubt, any cash so substituted for any Restricted Stock Unit will be subject to the same vesting arrangements that would otherwise have been applicable to such Restricted Stock Unit (including any vesting acceleration provisions). Cash payments made pursuant to this section will be paid as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any cash award payable under this Policy.
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